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                                                             EXHIBIT 23(b)

                      Consent of Independent Accountants


     We consent to the incorporation by reference in the Registration Statement (Form S-8), pertaining to the Reckson Associates Realty Corp. 1998 Stock Option Plan of Reckson Associates Realty Corp. (the "Company") for the registration of 3,000,000 shares of common stock of our report dated (i) February 13, 1998, except for Note 14, as to which the date is February 18, 1998, with respect to the consolidated financial statements and schedule of the Company included in its Annual Report (Form 10-K) for the years ended December 31, 1997 and 1996 and for the period June 3, 1995 to December 31, 1995 and the combined financial statements of the Reckson Group for the period January 1, 1995 to June 2, 1995 filed with the Securities and Exchange Commission, (ii) February 4, 1997, with respect to the combined statement of revenues and certain expenses of the New Jersey Portfolio for the year ended December 31, 1996, included in the Company's Form 8-K filed with the Securities and Exchange Commission on February 19, 1997, (iii) January 16, 1997, with respect to the statement of revenues and certain expenses of the Uniondale Office Property for the year ended December 31, 1996, included in the Company's Form 8-K filed with the Securities and Exchange Commission on February 19, 1997, (iv) January 17, 1997, with respect to the combined statement of revenues and certain expenses of the Hauppage Portfolio for the year ended December 31, 1996, included in the Company's Form 8-K filed with the Securities and Exchange Commission on February 19, 1997, (v) May 23, 1997 with respect to the statement of revenues and certain expenses of 710 Bridgeport Avenue for the year ended December 31, 1996, included in the Company's Form 8-K filed with the Securities and Exchange Commission on June 12, 1997, (vi) May 16, 1997 with respect to the statement of revenues and certain expenses of the Shorthills Office Center for the year ended December 31, 1996, included in the Company's Form 8-K filed with the Securities and Exchange Commission on June 12, 1997, (vii) July 22, 1997 with respect to the statement of revenues and certain expenses of Garden City Plaza for the year ended December 31, 1996, included in the Company's Form 8-K filed with the Securities and Exchange Commission on September 9, 1997, (viii) February 17, 1998, with respect to the statement of revenues and certain expenses of the Stamford Office Property for the year ended December 31, 1997, included in the Company's Form 8-K filed with the Securities and Exchange Commission on March 24, 1998, (ix) December 17, 1997, with respect to the statement of revenues and certain expenses of the Christiana Office Property for the year ended June 30, 1997, included in the Company's Form 8-K filed with the Securities and Exchange Commission on February 10, 1998, (x) March 27, 1998, with respect to the statement of revenues and certain expenses of Cappelli Portfolio, for the year ended December 31, 1997, included in the Company's Form 8-K filed with the Securities and Exchange Commission on April 6, 1998.



                                                   /s/ Ernst & Young LLP


New York, New York
October 21, 1998